Exhibit 16.1

April 29, 2019

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Cancer Genetics Inc.’s statements included under Item 4.01 of its Form 8-K expected to be filed on April 29, 2019 and we agree with such statements concerning our firm.

Very truly yours,

/s/ RSM US LLP